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                                                                    Exhibit 21.1

                  Subsidiaries of Glacier Water Services, Inc.

Subsidiary                                           State of Incorporation
----------                                           ----------------------
GW Services, Inc.                                    California
Glacier Water Services International, Inc.           Delaware
GW Services International, Inc.                      Delaware
GW Mexico, Inc.                                      Delaware
Glacier Water Trust I                                Delaware